                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K/A
                        Amendment No. 1 to Current Report
                     Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934.
                         Date of Report: March 29, 1996

                                CEDAR GROUP, INC.

          Delaware                       1-10372                    23-2577796
State or other jurisdiction of   (Commission File Number)       (I.R.S. Employer
incorporation or organization                                    Identification)

                               500 Rue Notre Dame
                             Lachine, Quebec H9S 2B2
                  Registrant's Telephone Number: (514) 634-3550

      The undersigned Registrant hereby amends the following portion of its Current report on Form 8-K dated March 29, 1996 and filed on April 15, 1996 as set forth below:

1.    Item 7 is hereby amended and restated as follows:

Item 7       Financial Statements and Exhibits

             (a) Financial statements of business acquired Filed as part of this Amendment for McConnell Dowell Corporation Limited are the financial statements for the three years ending June 30, 1995, and unaudited financial statements for the nine month periods ended March 31, 1996 and 1995.

             (b) Unaudited consolidated pro forma statements of operations for the year ended September 30, 1995 and the six month period ended March 31, 1996.

             (c)  Exhibits (referenced to Item 501 of Registration S-K)

                  2.1  Credit Facility Agreement (previously filed)
                  2.2  Cedar Group, Inc. Guarantee Agreement (previously filed)
                  2.3  Cedar Group, Inc. Pledge Agreement (previously filed)
                  2.4  Cedar Group, Inc. Security Agreement (previously filed)
                  2.5 Cedar Group Canada, Inc. Pledge Agreement (previously filed)
                  2.6 Cedar Group Canada, Inc. Security Agreement (previously filed)
                  4.1  Certificate of Designation (previously filed)

                                   SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                         CEDAR GROUP, INC.

DATED:  JUNE 12, 1996                    By:   /s/ Michel L. Marengere
                                         ------------------------------------
                                         Michel L. Marengere
                                         Chairman and Chief Executive Officer

                      MCCONNELL DOWELL CORPORATION LIMITED

                           1995 FINANCIAL STATEMENTS

                                ACN 008 444 880

ANNUAL REPORT MCCONNELL DOWELL CORPORATION LIMITED (ACN 008 444 880)


                               (ACN 008 444 880)
                            1995 FINANCIAL STATEMENTS

                                                                                      PAGE NO.

Profit and Loss Accounts                                                                 1
Balance Sheets                                                                           2
Statements of Cashflows                                                                  3
Notes to the Financial Statements
Note 1           Summary of Significant Accounting Policies                              4
Note 2           Operating Revenue                                                       8
Note 3           Operating Profit                                                        9
Note 4           Abnormal Items                                                          10
Note 5           Taxation                                                                11
Note 6           Extraordinary Items                                                     12
Note 7           Reserves                                                                13
Note 8           Receivables                                                             13
Note 9           Investments                                                             14
Note 10          Inventories                                                             15
Note 11          Other Current Assets                                                    15
Note 12          Property, Plant and Equipment                                           16
Note 13          Intangibles                                                             16
Note 14          Other Non-Current Assets                                                17
Note 15          Creditors and Borrowings                                                17
Note 16          Provisions                                                              18
Note 17          Convertible Notes                                                       18
Note 18          Share Capital                                                           19
Note 19          Commitments & Contingent Liabilities                                    19
Note 20          Construction Work in Progress                                           22
Note 21          Particulars in Relation to Controlled Entities                          23
Note 22          Remuneration of Auditors                                                25
Note 23          Deed of Cross Guarantee                                                 26
Note 24          Lease Liabilities                                                       26
Note 25          Remuneration and Retirement Benefits                                    27
Note 26          Related Parties                                                         29
Note 27          Amounts Payable / Receivable in Foreign Currencies                      33
Note 28          Segment Reporting                                                       34
Note 29          Investments in Associated Companies                                     34
Note 30          Statements of Cashflows                                                 35
Note 31          Earnings per Share                                                      38
Note 32          Investments in Business Undertakings                                    39
Note 33          Differences between Australian and US Generally Accepted
                 Accounting Principles                                                   39
Note 34          Reconciliation of Australian GAAP to US GAAP for profit                 41
                 and loss

Note 35          Reconciliation of Australian GAAP to US GAAP for                        41
                 shareholders equity
Report of the Auditors                                                                   42

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   1



                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
                         FOR THE YEAR ENDED 30 JUNE 1995





                                                                         1995          1994          1993
                                                        NOTES           $'000         $'000         $'000


Operating profit before abnormal items and
income tax                                                 2,3          14,317          6,877          6,213

Abnormal Items                                               4          13,727         (8,833)        (7,575)
                                                                        ------         ------         ------

Operating profit(loss) before income tax                                28,044         (1,956)        (1,362)

Income tax attributable to operating
profit(loss)                                                 5           2,596          1,453          1,101
                                                                        ------         ------         ------

Operating profit(loss) after income tax                                 25,448         (3,409)        (2,463)

Extraordinary items (loss) before income tax                 6               0         (3,712)        (1,875)

Income tax attributable to loss on
extraordinary items                                                          0              0              0
                                                                        ------         ------         ------
Operating profit(loss) and extraordinary
items after income tax                                                  25,448         (7,121)        (4,338)

Outside equity interests in operating profit
and extraordinary items after income tax                                  (302)           291            684
                                                                        ------         ------         ------

Operating profit(loss) and extraordinary
items after income tax attributable to
members of McConnell Dowell Corporation Limited                         25,750         (7,412)        (5,022)

Amounts transferred from reserves                            7              90            112            386

Retained earnings/(accumulated losses) at the
beginning of the financial year                                         (6,699)           601          5,237
                                                                        ------         ------         ------

Retained earnings/(accumulated losses) at the
end of the financial year                                               19,141         (6,699)           601
                                                                        ======         ======         ======




 The Profit and Loss Accounts are to be read in conjunction with the notes to, and forming part of, the Financial Statements as set out in pages 4 to 40.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   2



                           CONSOLIDATED BALANCE SHEETS
                               AS AT 30 JUNE 1995

                                                                      1995            1994
                                                    NOTES            $'000            $'000

CURRENT ASSETS
Cash at banks, on hand, and on deposit               30(i)           36,158           8,645
Receivables                                           8              55,265          65,695
Investments                                           9               8,129             944
Inventories                                          10              29,447          35,558
Other                                                11                 936           1,188
                                                                    -------         -------
TOTAL CURRENT ASSETS                                                129,935         112,030
                                                                    -------         -------
NON-CURRENT ASSETS
Receivables                                           8               1,466             684
Investments                                           9                   9           1,421
Property, plant and equipment                        12              19,397          20,412
Intangibles                                          13                  66             109
Other                                                14                 102             226
                                                                    -------         -------
TOTAL NON-CURRENT ASSETS                                             21,040          22,852
                                                                    -------         -------
TOTAL ASSETS                                                        150,975         134,882
                                                                    -------         -------
CURRENT LIABILITIES
Creditors and borrowings                             15              97,293         110,434
Provisions                                           16               5,434           7,066
                                                                    -------         -------
TOTAL CURRENT LIABILITIES                                           102,727         117,500
                                                                    -------         -------
NON-CURRENT LIABILITIES
Creditors and borrowings                             15                  61           2,029
Provisions                                           16               2,047           2,009
                                                                    -------         -------
TOTAL NON-CURRENT LIABILITIES                                         2,108           4,038
                                                                    -------         -------
TOTAL LIABILITIES                                                   104,835         121,538
                                                                    -------         -------
NET ASSETS                                                           46,140          13,344
                                                                    =======         =======
SHAREHOLDERS' EQUITY
Share capital                                        18              20,787          18,286
Shareholders reserves'                                7               5,894           1,141
Retained earnings/(accumulated losses)                               19,141          (6,699)
                                                                    -------         -------
SHAREHOLDERS' EQUITY ATTRIBUTABLE TO MEMBERS OF
MCCONNELL DOWELL CORPORATION LIMITED                                 45,822          12,728

OUTSIDE EQUITY INTEREST IN CONTROLLED ENTITIES
Share capital                                                           353             334
Reserves                                                                202             212
Retained earnings                                                      (237)             70
                                                                    -------         -------
TOTAL OUTSIDE INTEREST IN CONTROLLED ENTITIES                           318             616
                                                                    -------         -------
TOTAL SHAREHOLDERS' EQUITY                                           46,140          13,344
Commitments and contingent liabilities               19




      The Balance Sheets are to be read in conjunction with the notes to, and forming part of the Financial Statements as set out on pages 4 to 40.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   3



                      CONSOLIDATED STATEMENTS OF CASHFLOWS
                         FOR THE YEAR ENDED 30 JUNE 1995

                                                                                  1995                   1994           1993
                                                                NOTES             $'000                 $'000          $'000

CASHFLOWS FROM OPERATING ACTIVITIES

Receipts from customers                                                          329,780               371,852        220,797
Payments to suppliers and employees                                             (293,874)             (370,014)      (221,223)
Dividends received                                                                     0                     0              1
Interest received                                                                   2744                   119            233
Interest and other costs of finance paid                                          (1,944)               (1,569)          (736)
Income taxes paid                                                                 (2,744)               (1,312)          (551)
                                                                                --------              --------       --------
NET CASH INFLOW (OUTFLOW) FROM OPERATING
ACTIVITIES                                                      30(iv)            33,962                  (924)        (1,479)
                                                                                --------              --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES

Cash balances in entities sold                                  30(iii)                0                (1,854)             0
Proceeds from sale of property, plant & equipment                                    791                 2,195          2,481
Purchases of property, plant & equipment                                          (6,053)              (12,217)        (9,051)
Proceeds from sale of controlled entities                       30(iii)           15,005                 1,281              0
Loans to other entities                                                           (7,747)               (3,458)             0
Cash placed on deposit with banks for guarantees                                  (6,932)                    0              0
Deposits made with other parties                                                  (1,044)                    0              0
Purchase of investments                                                                0                     0           (293)
Proceeds from sale of investments                                                      9                     5             98
                                                                                --------              --------       --------

NET CASH INFLOW (OUTFLOW) FROM INVESTING
ACTIVITIES                                                                        (5,971)              (14,048)        (6,765)
                                                                                ========              ========       ========
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES

Proceeds from borrowings                                                               0                   654          4,083
Repayment of borrowings                                                             (961)               (2,381)             0
                                                                                --------              --------       --------
NET CASH OUTFLOW FROM FINANCING ACTIVITIES                                          (961)               (1,727)         4,083
                                                                                --------              --------       --------
NET INCREASE (DECREASE) IN CASH HELD                                              27,030               (16,699)        (4,161)

Cash and cash equivalents held at the beginning of the financial year

                                                                                 (17,011)                   52          4,386
Cash balances no longer controlled                                                 2,297                  (307)           (42)

Effects of exchange rate changes on balances of cash held at the beginning of the financial year

                                                                                    (779)                  (57)          (131)
                                                                                --------              --------       --------
CASH AT THE END OF THE FINANCIAL YEAR                           30(i)             11,537               (17,011)            52
                                                                                --------              --------       --------





                    The Statement of Cashflows are to be read in conjunction
                     with the notes to, and forming part of the Financial Statements as set out in pages 4 to 40.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   4



                        NOTES TO THE FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards, other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) and the applicable disclosure requirements of Schedule 5 of the Corporations Regulations.

Except for certain assets which, as noted, are at valuation the financial statements are prepared in accordance with the historical cost convention. The accounting policies adopted are consistent with those of the previous year.

         (a)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements incorporate the assets and liabilities of all entities controlled by McConnell Dowell Corporation Limited as at 30 June 1995 and the results of all controlled entities for the year then ended. The effects of all transactions between entities incorporated in the consolidated financial statements are eliminated in full. Outside equity interests are shown separately in the consolidated profit and loss account and balance sheet respectively.

                  Where control of a controlled entity is obtained during a financial year, its results are included in the consolidated profit and loss account from the date on which control commences. Where control of a controlled entity ceases during a financial year its results are included for that part of the year during which control existed.

         (b)      GOODWILL

                  Goodwill, representing the excess of the purchase consideration over the fair value of the identifiable net assets acquired arising upon the acquisition of a business entity, is amortised on a straight line basis over a period not exceeding 20 years.

         (c) RECOGNITION OF CONTRACTING PROFIT OR LOSS AND VALUATION OF CONSTRUCTION WORK IN PROGRESS

                  Profits on contracts are recognised progressively, over the period of each contract. The amount included in the profit and loss account, and the value of construction work in progress, is established by assessment of individual contracts taking into account all relevant factors, more particularly the proportion of work completed, cost analysis and estimated final results. Losses are provided for, in full, as soon as they become apparent.

                  Claims under negotiation or arbitration for the recovery of extra costs incurred due to unforeseen site conditions are only taken to account where settlement can be reliably predicted or estimated.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   5


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)


         (d)      FOREIGN CURRENCY

                  Foreign currency transactions are translated to Australian currency at the rates of exchange, ruling at the dates of the transactions. Amounts receivable and payable in foreign currencies are translated at the rates of exchange ruling at balance date.

                  Gains and losses on short term and long term balances are recognised in the results for the period.

                  The balance sheet of the overseas controlled entities (which are self-sustaining foreign operations) are translated at the rates of exchange ruling at balance date. The profit and loss accounts are translated at the average rate for the year. Any resulting exchange differences are recognised by an entry made directly to the exchange translation reserve.

         (e)      INCOME TAX

                  The liability method of tax effect accounting is followed whereby the income tax expense in the profit and loss account is matched with the accounting result (after allowing for permanent differences). The future tax benefit relating to tax losses is not carried forward as an asset unless the benefit can be regarded as being virtually certain of realisation within the foreseeable future. Income tax on net cumulative timing differences is set aside to the deferred income tax and future tax benefit accounts at the rates which are expected to apply when those timing differences reverse. The current rates have been used for this purpose.

                  No provision is made for additional taxes which could become payable if certain reserves of overseas controlled entities were to be distributed as it is not expected that any substantial amounts will be distributed from these reserves in the foreseeable future.

         (f)      INVESTMENTS

                  The economic entity's interests in listed and unlisted securities, other than in controlled entities are brought to account at cost and divided income is recognised in the profit and loss account when received.

                  Information determined in accordance with the equity method of accounting is set out in note 29 in respect of investments in associated companies. Associated companies are those companies over which the economic entity exercises significant influence, but not control.

                  Where, in the opinion of the directors, there has been a permanent diminution in the value of any individual investment, a provision for diminution in value is made.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   6



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

         (g)      INVENTORIES

                  Inventories are valued at the lower of cost or net realisable value on a first in first out basis.

         (h)      EMPLOYEE ENTITLEMENTS

                  Liabilities for wages and salaries, annual leave and sick leave are recognised, and are measured as the amount unpaid at the reporting date at current pay rates in respect of employees' services up to that date.

                  A liability for long service leave is recognised, and is measured as the present value of expected future payments to be made in respect of services provided by employees up to the reporting date. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service. Expected future payments are discounted using interest rates on national government guaranteed securities with terms that match, as closely as possible, the estimated future cash flows.

         (i)      NON-CURRENT ASSETS

                  Fixed Assets Constructed by the Economic Entity

                  The cost of fixed assets constructed by the economic entity includes the cost of materials and direct labour and an appropriate proportion of fixed and variable overheads.

                  Depreciation of Fixed Assets

                  Fixed assets, excluding land are depreciated over their estimated useful lives. Assets are first depreciated in the year of acquisition or in respect of internally constructed assets, from the time an asset is held ready for use.

                  Land and Buildings

                  Land and buildings are revalued at no more than three yearly intervals. The Directors make assessments of the fair market value of land and buildings on an existing use basis. Where the fair market value is less than the cost or book value this is reflected in the financial statements. Where the fair market value exceeds the cost or book value, the revaluation will be reflected in the financial statements only where the Directors are of the opinion that the increase is of a permanent nature.

                  An assessment of potential capital gains tax liability is made whenever an asset is revalued above its original cost. This assessment is taken into account in determining the revaluation amount. Liabilities for capital gains tax are provided for when a decision is taken to dispose of the assets.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   7




                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

                  Disposal of Revalued Assets

                  The gain or loss on disposal of revalued assets is calculated as the difference between the carrying amount of the asset at the time of disposal and the proceeds of disposal, and is included in the result of the economic entity in the year of disposal.

                  Any realised valuation increment relating to the disposed asset standing in the asset revaluation reserve at the time of disposal is transferred to retained earnings.

                  Recoverable Amounts

                  Where the carrying value of non-current assets exceeds the recoverable amount the assets are written down to the recoverable amount.

                  The expected net cash flows included in determining recoverable amounts of non-current assets are not discounted to their net present value.

         (j)      LEASED NON-CURRENT ASSETS

                  A distinction is made between finance leases which effectively transfer from the lessor to the lessee substantially all the risks and benefits incidental to ownership of leased non-current assets, and operating leases under which the lessor effectively retains all such risks and benefits. Where a non-current asset is acquired by means of a finance lease, the minimum lease payments are discounted at the interest rate implicit in the lease. The discounted amount is established as a non-current asset at the beginning of the lease term and amortised on a straight line basis over its expected economic life. A corresponding liability is also established and each lease payment is allocated between the principal component and the interest expense. Operating lease payments are representative of the pattern of benefits derived from the leased assets and accordingly are charged to the profit and loss account in the periods in which they are incurred.

         (k)      PROVISIONS

                  Provision for Doubtful Debts

                  The collectibility of debts is assessed regularly throughout the year and provision is made for any specific doubtful accounts.

                  Other Provisions

                  Other transactions which have given rise to liabilities the amount of which cannot be determined accurately are classified as other provisions. The most likely outcome is included in the accounts.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   8



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

         (l)      PARTNERSHIPS

                  Controlled entities, as part of their normal contracting activities, often enter into business arrangements with outside parties to bid jointly and, if successful, to perform jointly specific contracting jobs. Although often named as joint ventures these arrangements usually have the characteristics of a partnership which is dissolved when the job is completed. Such partnerships are accounted for by treating the investment in the partnership as an investment and bringing to account the economic entity's share of net sales revenue and income or loss.

         (m)      EARNINGS PER SHARE

                  Basic Earnings per Share

                  Basic earnings per share is determined by dividing the operating profit after income tax attributable to members of McConnell Dowell Corporation Ltd by the weighted average numbers of shares outstanding during the financial year.

                  Diluted Earnings per Share

                  Diluted earnings per share adjusts the figures used in the determination of basic earnings per share by taking into account any reduction in earnings per share that will probably arise from the exercise of options or convertible notes outstanding during the financial year.

         (n)      COMPARATIVE FIGURES

                  Where applicable, comparative figures have been adjusted to place them on a comparable basis with current year figures.

2.       OPERATING REVENUE

                                                                             CONSOLIDATED
                                                                   1995           1994           1993
                                                                   $'000          $'000          $'000
Included in operating revenue are the following items
entering into the determination of operating profit(loss):

Sales revenue                                                     315,986        379,491        238,454
Dividends received/receivable                                           1              0              1
Interest received/receivable                                        2,744            119            233
Foreign exchange gains                                                889          1,027          1,201
Proceeds from sale of non-current assets                              791          2,195          2,584
Proceeds from sale of controlled entities                          38,691          1,281              0
Other Revenue                                                       1,431            349              0
                                                                  -------        -------        -------
                                                                  360,533        384,462        242,473
                                                                  =======        =======        =======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                   9


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

3.       OPERATING PROFIT

                                                                                       CONSOLIDATED
                                                                           1995           1994            1993
                                                                          $'000          $'000           $'000


Operating profit before abnormal items and income tax is arrived at after crediting and charging the following specific items:

CREDITS
Dividends received/receivable
 Other persons and/or corporations                                            1              0              1
Interest received/receivable
 Other persons and/or corporations                                        2,744            119            233
Profit on sale of non-current assets                                        323            452            672

CHARGES
Interest paid/payable
 Other persons and/or corporations                                        1,944          1,789            680
Finance charges relating to finance leases                                   36             37             56
Loss on sale of non-current assets                                          211            528            165
Net foreign exchange (loss)/gain                                           (820)          (342)         1,201
Depreciation                                                              4,580          5,357          4,184
Amortisation
 Goodwill                                                                    59             63             41
 Plant and equipment under finance leases                                    36             29             30
                                                                         ------         ------         ------
 Total depreciation and amortisation                                      4,675          5,449          4,255
                                                                         ------         ------         ------
 Other charges against assets
 Provision for doubtful debts
  Trade debtors                                                             373           (240)          (417)
  Associated Companies                                                    1,307              0              0
  Other related parties                                                   3,126              0              0
                                                                         ------         ------         ------
 Total other charges against assets                                       4,806           (240)          (417)
                                                                         ------         ------         ------

 Total depreciation, amortisation and other charges against assets        9,481          5,209          3,838
                                                                         ------         ------         ------
 Other provisions
  Employee entitlements                                                     347             55           (134)
  Other                                                                    (206)           890         (1,248)
                                                                         ------         ------         ------
 Total other provisions                                                     141            945         (1,382)
                                                                         ------         ------         ------
 Rental expense relating to operating leases                              2,388          3,464          2,535
 Bad debts written off trade debtors                                        181            239            242

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  10

                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

4.       ABNORMAL ITEMS



                                                                                                     CONSOLIDATED
                                                                                         1995            1994           1993
                                                                                        $'000           $'000          $'000
Included in operating profit(loss) are the following abnormal items of income/(expense):
Profit on disposal of Benjamin Development Ltd                                          13,727              0              0
Loss on disposal of controlled entity (refer note 30(iii))                                   0           (287)             0
Write off of prepayment now not expected to be recovered in                                  0           (675)             0
full
Loss on unexpired property leases                                                            0           (916)        (1,131)
Loss on write down of investment in associated company                                       0           (372)             0
Foreign exchange gain on liability arising from warranties
given as a result of sale of the North Pacific Division in 1992                              0            418              0
Restructuring costs                                                                          0           (493)          (785)
Provision for write down in value of property held for                                       0         (1,155)        (1,250)
disposal
Provision for write down and foreign exchange loss relating
to receivables in associated companies                                                       0         (4,313)             0
Costs included for Tasman Properties litigation                                              0         (1,040)          (582)
Interest in development property write off                                                   0              0         (3,827)
(Tax on the above items is nil)
                                                                                       -------         ------         ------
                                                                                        13,727         (8,833)        (7,575)
                                                                                       -------         ------         ------

The abnormal item of $13,727,000 represents the net balance from the sale of Benjamin Developments Ltd after a lump sum settlement payment to the former term lenders. The sale of Benjamin Developments Limited terminated the dispute with Tasman Properties Limited over the Coopers & Lybrand Tower, Auckland. In conjunction with the payment to the term lenders the options formerly held by them were surrendered and cancelled.


A summary of the transaction is as follows:


  Gross Proceeds on sale of controlled entity                                 25,800
  Less: Payment to former term lenders                                        10,384
  Less: Legal costs and other write offs                                       1,689
                                                                              ------
  Net Profit                                                                  13,727
                                                                              ======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  11




                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

5.       TAXATION

                                                                           CONSOLIDATED
                                                                 1995          1994         1993
                                                                $'000         $'000        $'000

INCOME TAX EXPENSE
Prima facie income tax calculated at 33% (1994: 33%) on
operating profit(loss) and extraordinary items                   9,255        (1,870)        (1,262)
                                                                ------        ------         ------

INCREASE IN INCOME TAX EXPENSE DUE TO:
Tax losses and other timing differences not recognised           4,588         4,763          7,428
Overseas Tax Rate Differential                                     410           768           (139)
Extraordinary item - contract warranties                             0         1,225            731
Other items                                                      1,914           618          1,391
                                                                ------        ------         ------
                                                                 6,912         7,374          9,411
                                                                ------        ------         ------
DECREASE IN INCOME TAX EXPENSE DUE TO:
Recovery of losses and timing differences not previously
brought to account                                               7,941         3,469          4,935
Abnormal items non-taxable income                                4,530             0              0
Other items                                                      1,140           596          2,029
                                                                ------        ------         ------
                                                                13,611         4,065          6,964
INCOME TAX EXPENSE ON OPERATING PROFIT(LOSS) AND
EXTRAORDINARY ITEMS                                              2,556         1,439          1,185
Add: underprovision for tax in prior years                          40            14            (84)
Total income tax expense attributable to operating
profit(loss) and extraordinary items
                                                                ------        ------         ------
                                                                 2,596         1,453          1,101
                                                                ======        ======         ======
INCOME TAX EXPENSE ATTRIBUTABLE TO:
 Operating profit(loss)                                          2,596         1,453          1,101
                                                                ------        ------         ------
                                                                 2,596         1,453          1,101
                                                                ======        ======         ======
Comprising: current taxation provision                           2,531         1,416            779
Deferred income tax expense                                         65            37            322
                                                                ------        ------         ------
                                                                 2,596         1,453          1,101
                                                                ======        ======         ======
Amounts included as part of future income tax benefit
shown in note 14 which are attributable to tax losses                0             0              0

FUTURE INCOME TAX BENEFIT NOT TAKEN TO ACCOUNT
Tax losses carried forward                                       7,901         8,792          3,867
                                                                ======        ======         ======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  12


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

5        TAXATION (CONT..)

The future income tax benefit which has not been recognised as an asset will only be obtained if:

1 Various controlled entities derive future assessable income of a nature and an amount sufficient to enable the benefit to be realised, or the benefit can be utilised by another entity in the economic entity in accordance with appropriate income tax legislation;

2 The relevant controlled entities and/or the economic entity continue to comply with the conditions for deductibility imposed by the laws of the countries in which they operate; and

3 No changes in tax legislation adversely affect the relevant controlled entities and/or the economic entity in realising the benefit.

6        EXTRAORDINARY ITEMS

                                                                           CONSOLIDATED
                                                                    1995       1994          1993
                                                                   $'000      $'000         $'000

Contract warranties arising from the sale of North Pacific
operations                                                            0        (3,712)      (1,875)
Income tax effect                                                     0             0            0
                                                                   ----        ------       ------
                                                                      0        (3,712)      (1,875)
                                                                   ====        ======       ======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  13



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

7.       RESERVES

                                                                                CONSOLIDATED
                                                                           1995            1994
                                                                           $'000          $'000



SHARE PREMIUM - OPENING BALANCE                                            5,000          5,000
Issue of shares to controlling entity                                      2,493              0
                                                                          ------         ------
Closing balance                                                            7,493          5,000
                                                                          ------         ------
ASSET REVALUATION - OPENING BALANCE                                            0            353
Revaluation of plant and equipment                                             0           (164)
Transfer to retained earnings                                                  0           (189)
                                                                          ------         ------
Closing balance                                                                0              0
                                                                          ------         ------
EXCHANGE TRANSLATION RESERVE - OPENING BALANCE                            (3,859)        (3,577)
Translation adjustment on accounts of overseas controlled entities         2,350           (359)

Transfer to retained earnings                                                (90)            77
                                                                          ------         ------
Closing balance                                                           (1,599)        (3,859)
                                                                          ------         ------
TOTAL RESERVES                                                             5,894          1,141



8        RECEIVABLES

                                                      CONSOLIDATED
                                                  1995           1994
                                                  $'000         $'000

CURRENT
Trade debtors                                     52,245        60,590
Less: Provision for doubtful trade debtors         1,093           537
                                                  ------        ------
                                                  51,152        60,053
                                                  ------        ------

Owing by associated corporations                       0         5,850
Less: Provision for doubtful debts                     0         4,041
                                                  ------        ------
                                                       0         1,809
                                                  ------        ------

Owing by other related parties                       545         2,380
Other debtors                                      3,568         1,453
                                                  ------        ------
                                                  55,265        65,695
                                                  ======        ======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  14


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

8        RECEIVABLES (CONT..)

                                           CONSOLIDATED
                                         1995         1994
                                         $'000       $'000
NON-CURRENT

Owing by other related parties            3,489        620
Less: Provision for doubtful debts        3,126          0
                                          -----        ---
                                            363        620
                                          -----        ---

Owing by associated corporations          1,887          0
Less: Provision for doubtful debts          848          0
                                          -----        ---
                                          1,039          0
                                          -----        ---
Other                                        64         64
                                          -----        ---
                                          1,466        684


9.       INVESTMENTS

                                                                        CONSOLIDATED
                                                                 NOTE       1995         1994
                                                                           $'000        $'000

CURRENT
Interest in business undertakings - partnerships                 32        8,110          920
Shares - other corporations - quoted - at market value                        19           24
                                                                           -----        -----
                                                                           8,129          944
                                                                           =====        =====

NON-CURRENT
Interest in business undertakings - partnerships                 32            0        1,154
Share - associated corporations                                  29            9          267
                                                                           -----        -----
                                                                               9        1,421
                                                                           -----        -----

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  15




                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

10       INVENTORIES

                                                                         CONSOLIDATED
                                                               NOTE         1995         1994
                                                                           $'000        $'000

CURRENT
Raw materials and stores                                                      42            62
Finished goods - at cost                                                       0            77
Construction work in progress                                   20        20,905        26,919
Property held for Disposal - at directors' valuation                       8,500         8,500
                                                                          ------        ------
                                                                          29,447        35,558
                                                                          ======        ======


Property held for disposal is the subject of security for the borrowing referred to in note 15.



11       OTHER CURRENT ASSETS

                                                            CONSOLIDATED
                                                        1995            1994
                                                       $'000           $'000

Prepayments                                              933             688
Other                                                      3             500
                                                         ---           -----
                                                         936           1,188
                                                         ===           =====

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  16



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

12       PROPERTY, PLANT AND EQUIPMENT


                                                               CONSOLIDATED
                                                             1995          1994
                                                            $'000         $'000

LAND
Freehold at directors' valuation - 1993                        453           423
                                                            ------        ------

BUILDINGS
Freehold at directors' valuation - 1993                        199           200
Less: accumulated depreciation                                  27            26
                                                            ------        ------
Buildings at book value                                        172           174
                                                            ------        ------

PLANT, EQUIPMENT, MOTOR VEHICLE
At cost                                                     33,955        35,143
Less: accumulated depreciation                              15,228        15,481
                                                            ------        ------
                                                            18,727        19,662
                                                            ------        ------
LEASED PLANT AND EQUIPMENT CAPITALISED                          66           212
Less: accumulated amortisation                                  21            59
                                                            ------        ------
                                                                45           153
                                                            ------        ------
TOTAL PROPERTY, PLANT AND EQUIPMENT - NET BOOK VALUE        19,397        20,412
                                                            ======        ======



A directors' value of land and buildings was carried out as at 30 June 1993. The valuation was based on the open market value of the properties concerned in their existing use.

13       INTANGIBLES

                                                             CONSOLIDATED
                                                           1995            1994
                                                          $'000           $'000
Goodwill                                                   228              209
Less: accumulated amortisation                             162              100
                                                           ---              ---
                                                            66              109
                                                           ===              ===

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  17



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

14       OTHER NON-CURRENT ASSETS

                                                               CONSOLIDATED
                                                           1995            1994
                                                          $'000           $'000

Future income tax benefit                                  102               53
Prepayment                                                   0              173
                                                           ---              ---
                                                           102              226
                                                           ===              ===


15       CREDITORS AND BORROWINGS


                                                            CONSOLIDATED
                                             NOTE        1995          1994
                                                        $'000         $'000

CURRENT
Bank overdraft        - secured                              0         5,814
                      - unsecured                       17,689        19,842
Bank loans            - unsecured                        1,000         1,900
Borrowing             - secured                         10,418         8,629
Trade creditors                                         49,815        60,686
Lease liabilities                             24           255           203
Owing to associated corporations                             8           318
Owing to controlling entity                                806         6,411
Progress billings in advance                            17,302         6,502
Other                                                        0           129
                                                        ------       -------
                                                        97,293       110,434
                                                        ======       =======

NON-CURRENT
Lease liabilities                             24            61           179
Borrowing - secured                                          0         1,850
                                                        ------       -------
                                                            61         2,029
                                                        ======       =======


Secured bank overdrafts in 1994 were subject to floating charges over the assets and undertakings of certain controlled entities. Secured borrowings are secured by a mortgage over property held for disposal included in note 10.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  18




                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

15       CREDITORS AND BORROWINGS (CONT..)

DEBT DEFEASANCE

Financial statements for 1990/1991, included settlement of term debt due to a group of banks, partly by providing mortgages to the banks over specific property and related assets in such a manner that the bank's recourse under the mortgage is limited to the net proceeds from sale of specific surplus property and related assets. The banks are responsible for all outgoings in connection with holding and selling the properties. At 30 June 1995 bank debts of $20,876,468 (1994: $20,746,719) were defeased against property and related assets with a book value of $20,876,468 (1994: $20,746,719).

16       PROVISIONS



                                                                       CONSOLIDATED
                                                                     1995         1994
                                                                    $'000         $'000

CURRENT
Income tax                                                          1,232         1,623
Employee entitlements                                               2,477         2,006
Warranties                                                              0           300
Other taxes                                                           258           411
Contract losses                                                       281         1,021
Other                                                               1,186         1,705
                                                                    -----         -----
                                                                    5,434         7,066
                                                                    -----         -----
NON-CURRENT
Deferred income tax                                                   371           240
Employee entitlements                                                 602           496
Other                                                               1,074         1,273
                                                                    -----         -----
                                                                    2,047         2,009
                                                                    -----         -----


17       CONVERTIBLE NOTES

The class C convertible notes were surrended and cancelled during the year. The notes could have been redeemed and converted if and to the extent the options held by the former term lenders (refer note 18) were exercised. As the options were surrended and cancelled in conjunction with a settlement with former term lenders (note 4) the convertible notes have similarly been surrendered and cancelled.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  19



                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

18       SHARE CAPITAL

                                                                         CONSOLIDATED
                                                                       1995         1994
                                                                      $'000         $'000

Authorised capital
500,000,000 ordinary shares of 50c each                               250,000       250,000
                                                                      -------       -------
ISSUED AND PAID UP CAPITAL CONSISTS OF:
41,574,298 (1994: 36,572,646)
ordinary shares of 50c each fully paid                                 20,787        18,286
                                                                      =======      ========

5,001,652 Ordinary shares were issued on 10 November 1994 to the Controlling entity at a premium of 49.8 cents per share.

OPTIONS

Options over 10 million ordinary shares in the capital were surrendered and cancelled during the year (refer Note 4). There are no options outstanding as at 30 June 1995.

19       COMMITMENTS AND CONTINGENT LIABILITIES

                                                                              CONSOLIDATED
                                                                            1995        1994
                                                                           $'000       $'000

The estimated maximum amount of commitments and contingent
liabilities not provided for in the accounts of the economic entity as at 30 June 1995 are set out below:
A.  COMMITMENTS
CAPITAL EXPENDITURE
Plant and equipment purchases:
- - not later than one year                                                    363          610
                                                                           -----        -----
OPERATING LEASE RENTAL
Future operating lease rentals of property, plant, equipment and motor vehicles due:
- - not later than one year                                                  2,507        2,682
- - later than one year but not later than two years                         1,449        1,636
- - later than two years but not later than five years                       1,435          677
- - later than five years                                                      984          160
                                                                           -----        -----
                                                                           6,375        5,155
                                                                           -----        -----

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  20


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

19       COMMITMENTS AND CONTINGENT LIABILITIES (CONT..)

                                                                                            CONSOLIDATED
                                                                                         1995           1994
                                                                                        $'000           $'000
B.  CONTINGENT LIABILITIES

Details and estimates of maximum amounts of contingent liabilities, classified in accordance with the party from whom the liability could arise and for which no provisions are included in the accounts, are as follows:

ASSOCIATED ENTITIES
The parent entity has guaranteed 49% of the debts of an associated company. At
30 June 1995 the associated company has sufficient assets to meet such
liabilities.                                                                             4,134          2,667



CONTROLLED ENTITIES

Under the terms of a class order issued by the Australian Securities Commission, which relieves certain controlled entities from specified accounting and financial reporting requirements, the parent entity has entered into a deed of cross guarantee with each of the following controlled entities. Co-Sel Superannuation Management Pty Ltd; McConnell Dowell (Australia) Pty Ltd; McConnell Dowell Holdings Pty Ltd; Hylekite Pty Ltd; McConnell Dowell Group Pty Ltd; McConnell Dowell Pty Ltd; McConnell Dowell Constructors (Aust.) Pty Ltd; Macdow Properties Pty Ltd and Putadis Pty Ltd.

Further details are in note 23.

PARTNERSHIPS

Under the provisions of the partnership agreements in which the economic entity has an interest, it is jointly and severally liable for all the liabilities incurred by the partnerships. As at 30 June 1995 the assets of the partnerships were sufficient to meet such liabilities.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  21


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

19       COMMITMENTS AND CONTINGENT LIABILITIES (CONT..)

OTHER CONTINGENT LIABILITIES

The economic entity is contingently liable for letters of credit, commitments and performance guarantees arising in the ordinary course of their engineering and construction activities.

Cash on deposit of $6,932,000 is secured to banks for provision of additional contract performance guarantees.

Certain claims arising out of engineering and construction contracts have been made by or against the parent entity and certain of its controlled entities in the ordinary course of business, some of which involve litigation or arbitration. Included in these is a claim being pursued against members of the group in both Thailand and Australia arising out of the Si Chang project, which the company considers to be without foundation and is vigorously defending.

The parent entity has given various warranties on asset sales and in respect of taxation to purchases of certain former controlled entities and former equity interests. A warranty claim from one particular purchaser of a former equity interest has recently been revived and is being defended. As noted in the financial statements for earlier years there remains the possibility of other claims arising from the purchaser as a result of taxation warranties.

The directors have re-evaluated the position of all the foregoing items and consider that it continues to be unlikely that the parent entity or its controlled entities will be obligated to meet any consequential liability. Accordingly, no provision has been made in the financial statements.

There are other relatively minor claims being pursued against the parent entity or certain controlled entities arising from activities of former controlled entities which ceased business some time ago and have since been wound up. The directors do not consider the outcome of these claims will have a material adverse affect on the financial position of the economic entity.

Legal and other costs arising out of claims are expensed as they are incurred.

The parent entity has issued letters of support to certain controlled entities to the effect that it will provide sufficient funds to enable the controlled entities to pay debts as and when they fall due.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  22


                   NOTES TO THE FINANCIAL STATEMENTS (CONT..)

19       COMMITMENTS AND CONTINGENT LIABILITIES (CONT..)

SUPERANNUATION COMMITMENTS

Eligible employees are entitled, after serving a qualifying period, to benefits on retirement, disability or death, from the economic entity's superannuation funds.

Controlled entities have established a number of accumulation funds to which the employees contribute up to 5% of their salary or wages and the entities up to 12% of the employees' salary or wages. Being accumulation schemes the funds are sufficient to meet the obligations. Certain controlled entities are under a legal obligation to contribute.

The following accumulation funds are operated for the benefit of employees:

                  McConnell Dowell Superannuation Plan (New Zealand)

                  McConnell Dowell Superannuation Fund (Australia)

20       CONSTRUCTION WORK IN PROGRESS

                                                           CONSOLIDATED
                                                        1995         1994
                                                        $'000       $'000
Gross amount                                           419,130       377,895
Less: Progress billings                                398,225       350,976
                                                       -------       -------
                                                        20,905        26,919
                                                       =======       =======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  23




21       PARTICULARS IN RELATION TO CONTROLLED ENTITIES

                                                                                                             CONTRIBUTION TO
                                                                                    BOOK VALUE                 CONSOLIDATED
                                                                                  OF INVESTMENT                    RESULT
                                                        PLACE OF               1995          1994           1995          1994
                                                      INCORPORATION           $'000         $'000          $'000          $'000


McConnell Dowell Corporation Ltd                          Australia                                        6,985          3,560
 McConnell Dowell (Aust.) Pty Ltd                         Australia               1             1              0              0
 McConnell Dowell Holdings Pty Ltd                        Australia          31,832        14,590         (7,368)        (6,339)
  McConnell Dowell South East Asia Pte Ltd*               Singapore           8,562         6,556           (575)           (78)
  McConnell Dowell Construction Ltd*                      Hong Kong               0             0              0              0
  McConnell Dowell Construction Pte Ltd*                  Singapore           1,777         1,777            (13)           (36)
  McConnell Dowell (Malaysia) Sdn Bhd*                    Malaysia                0             0            (35)           (77)
  McConnell Dowell - Kelana Sdn Bhd*                      Malaysia               67            67             82             (3)
  (30%, 1994-30%)
  McConnell Dowell (American Samoa) Ltd*                American Samo         1,266         1,266          1,173           (507)
  McConnell Dowell PDS Sdn Bhd (90%)*                      Brunei               901             0             27              0
  Electrix Pty Ltd*                                       Australia               0             0             56              0
  McConnell Dowell Saudi Arabia Ltd#                    Saudi Arabia          1,740         1,740           (660)          (754)
  (39%, 1994-39%)
  Co-Sel Superannuation Management Pty Ltd                Australia           1,721         1,723             (2)            (2)
  Hylekite Pty Ltd                                        Australia             500           500              0            (25)
   PT. McConnell Dowell Indonesia Ltd*                    Indonesia             399           399           (538)           423
   (60%, 1994-60%)
  McConnell Dowell (Thailand) Ltd*                        Thailand              100           100          3,672            806
  (100% ords, 0% prefs)
  McConnell Dowell Constructors (Aust) Pty Ltd            Australia          10,000        10,000            119          2,518
 McConnell Dowell Constructors (PNG) Pty Ltd*                PNG                  0             0            144            151
  McConnell Dowell Group Pty Ltd                          Australia          16,000        16,000          1,138              0
   McConnell Dowell Pty Ltd                               Australia           1,000         1,000          6,517            996
   MacDow Properties Pty Ltd                              Australia               0             0              0            163
    E.O.E. (No. 111) Pty Ltd                              Australia               0             0           (688)        (3,479)
    Putadis Pty Ltd                                       Australia               0             0              0              0
  Monday Investments Ltd*                                    NZ                   0             0         (5,459)             0
   Orlite Investments Ltd*                                   NZ                   0             0              0              0
   McConnell Dowell Corporation (NZ) Ltd*                    NZ                   0             0          3,987         (5,267)
   Electrix Ltd*                                             NZ               1,036           902          2,079          1,730
   McConnell Dowell (Fiji) Ltd*                             Fiji                  0             0           (863)          (864)
   McConnell Dowell Constructors Ltd*                        NZ               9,431         8,212          2,715          2,106
   Puhinui Quarries Ltd*                                     NZ                   0             0             (2)             2
   MacDow Properties (1988) Ltd*                             NZ                   0             0         13,319         (2,109)
    Lower Hutt Centre City Buildings (1986) Ltd*             NZ                 384           335              0              0
    Group Maintenance (Kawerau) Ltd*                         NZ               2,500         2,177              0              0
    McConnell Dowell House Ltd*                              NZ                   0             0            (60)         1,030
    Pryde Corporation Ltd*                                   NZ               4,846         4,220              0              0

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  24



21       PARTICULARS IN RELATION TO CONTROLLED ENTITIES (CONT..)


                                                                                                 CONTRIBUTION TO
                                                                        BOOK VALUE                CONSOLIDATED
                                                                       OF INVESTMENT                 RESULT
                                                       PLACE OF       1995       1994          1995          1994
                                                     INCORPORATION   $'000      $'000          $'000         $'000

Controlled entities liquidated or deregistered

Ferndell Group Ltd                                    Australia        0        27,066             0           (42)
Ferndell Pty Ltd                                      Australia        0           945             0            43
Network Enterprises Ltd*                                 NZ            0           107             0           (92)
McConnell Dowell Corporation Australia Pty Ltd        Australia        0             0             0           (12)


Controlled entities disposed of

Benjamin Developments Ltd*                               NZ            0             0             0         (1,040)
McConnell Dowell Holdings Ltd*                        Hong Kong        0         3,335             0            (16)
Hawkins Construction Ltd*                                NZ            0             0             0           (198)
                                                                                              ------        -------
                                                                                              25,750         (7,412)


NOTES:

1. Unless otherwise disclosed next to the name, the controlled entities are 100% owned (1994: 100%).

2. Unless otherwise stated the controlled entities are audited by Coopers & Lybrand, Australia. Controlled entities which were subject to a class order relieving them from producing separate audited accounts, are identified in note 19B.

3. Companies incorporated outside Australia carry on business in the place of incorporation.

*        Audited by overseas firms of Coopers & Lybrand

#        Audited by firms other then Coopers & Lybrand

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  25


21       PARTICULARS IN RELATION TO CONTROLLED ENTITIES (CONT..)

OUTSIDE EQUITY INTEREST IN CONTROLLED ENTITIES

The following controlled entities have issued ordinary shares to outside equity interests.

                             DETAILS OF                  TOTAL ISSUED AND         NO. OF SHARES HELD BY         EQUITY HOLDERS OF
                           ISSUED CAPITAL                 PAID UP CAPITAL            OUTSIDE EQUITY             OUTSIDE INTERESTS
                                                                                        INTERESTS
                                                         1995        1994          1995            1994          1995        1994
                                                        $'000       $'000                                          %           %

McConnell Dowell -      Ordinary shares of one            346        319          420,001          420,001         70         70
Kelana Sdn Bhd          Malaysian ringgit per
                        share
McConnell Dowell        Ordinary shares of one            752        738        1,220,000        1,220,000         61         61
Saudi Arabia Ltd        Saudi riyal per share
PT. McConnell Dowell    Ordinary shares of 1000           702        689              170              170         40         40
Indonesia Ltd           US dollars per share
McConnell Dowell        Preference shares of 100           58         56           10,200           10,200        100        100
(Thailand) Ltd          Baht per share
McConnell Dowell        Ordinary shares of one          1,011          0          100,000          100,000         10         10
PDS Sdn Bhd             Brunei dollar per share


Control over entities in which an ownership interest of 50% or less is held (as indicated above) exist by virtue of management agreements.

22       REMUNERATION OF AUDITORS

                                                                    CONSOLIDATED
                                                                  1995          1994
                                                                  $'000        $'000

Amounts received, or due and receivable by the auditors for:
auditing the accounts and consolidated accounts of McConnell
Dowell Corporation limited and the accounts of each of its
controlled entities:
Coopers & Lybrand
 Australia                                                          105        117
 International                                                      115        150
Other auditors                                                       16         39
                                                                    ---        ---
                                                                    236        306
                                                                    ---        ---
Other services:
Coopers & Lybrand
 Australia - Paid by the economic entity                             78        131
 Australia - Paid by other parties                                   20        176
 International                                                      114         63
Other auditors                                                       42         22
                                                                    ---        ---
                                                                    254        392
                                                                    ===        ===

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  26




23       DEED OF CROSS GUARANTEE

McConnell Dowell Corporation Limited; Co-Sel Superannuation Management Pty Ltd; McConnell Dowell (Australia) Pty Ltd; McConnell Dowell Holdings Pty Ltd; Hylekite Pty Ltd; McConnell Dowell Group Pty Ltd; McConnell Dowell Pty Ltd; McConnell Dowell Constructors (Aust.) Pty Ltd; Macdow Properties Pty Ltd and Putadis Pty Ltd were at balance date parties to a deed of cross guarantee which has been lodged with and approved by the Australian Securities Commission. Under the deed of cross guarantee, each of the above named companies guaranteed the debts of the other named companies. The aggregate assets and liabilities of the above named companies as at 30 June 1995, and their aggregate net profits after tax for the year then ended (after eliminating intercompany investments and intercompany transactions) were as follows:

                                                              1995          1994
                                                             $'000         $'000

Assets                                                       87,666        69,333
Liabilities                                                  41,526        55,989
Net profits after tax                                         7,389           944


24       LEASE LIABILITIES

                                                                                CONSOLIDATED
                                                                              1995      1994
                                                                             $'000      $'000

Included as lease liabilities are the present values of future rentals for leased assets capitalised:
CURRENT                                                                       255        203
NON-CURRENT                                                                    61        179
                                                                              ---        ---
                                                                              316        382
                                                                              ===        ===

Lease commitments in respect of capitalised finance leases are payable as follows:
Not later than one year                                                       278        238
Later than one year but not later than two years                               65        138
Later than two years but not later than five years                              4         66
                                                                              ---        ---
                                                                              347        442
Deduct: Future finance charges                                                 31         60
                                                                              ---        ---
                                                                              316        382
                                                                              ===        ===

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  27









25       REMUNERATION AND RETIREMENT BENEFITS



                                                                         CONSOLIDATED
                                                                      1995          1994
                                                                     $'000         $'000

Income received, or due and receivable, by directors from the parent entity and related bodies corporate
- - Directors of the parent entity                                       847            632
- - Directors of other entities within the economic entity               653          1,519
                                                                     -----          -----
                                                                     1,500          2,151
                                                                     -----          -----



The number of parent entity directors whose income from the parent entity or related bodies corporate was within the specified bands are as follows:

           $'000         $'000
            0   -          10                       6           10
           10   -          20                       1            3
           30   -          40                       1            0
           40   -          50                       0            1
          100   -         110                       1            0
          280   -         290                       1            0
          390   -         400                       1            0
          530   -         540                       0            1



No remuneration was paid by the economic entity to 6 (1994-10) non resident directors employed by the company's foreign controlling entity. Remuneration due and receivable by those directors from the company's foreign controlling entity are excluded from the above.

Remuneration paid to a resident director by a subsidiary of the company's foreign controlling entity and who is employed by that subsidiary is included in the above.

                                                                                      CONSOLIDATED
                                                                                     1995       1994
                                                                                    $'000       $'000

Income received, or due and receivable, from the entities in the economic entity by executive officers employed in Australia (including executive directors)
whose income as at least $100,000:
Executive officers of the parent entity                                              599          595
Executive officers of other entities in the economic entity                          376          721
                                                                                     ---          ---
                                                                                     975        1,316
                                                                                     ---        -----

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  28



25       REMUNERATION AND RETIREMENT BENEFITS (CONT...)

The number of executive officers employed in Australia (including executive directors) whose income from entities in the economic entity was within the specified bands are as follows:


         $'000      $'000           1995         1994


          100   -    110              0            1
          110   -    120              0            1
          130   -    140              0            1
          170   -    180              0            1
          180   -    190              1            0
          190   -    200              1            2
          200   -    210              1            0
          390   -    400              1            0
          400   -    410              0            1



                                                                                      CONSOLIDATED
                                                                                  1995         1994
                                                                                  $'000        $'000

RETIREMENT BENEFITS

Amounts paid to the economic entity's superannuation fund in connection with the retirement of:
Directors                                                                             0            0
Principle executive officers                                                          0            0
                                                                                  -----        -----
                                                                                      0            0
Amounts paid directly to directors and principal executive officers of
controlled entities in connection with the retirement of those officers               0            0
                                                                                  -----        -----
                                                                                      0            0
                                                                                  -----        -----



The company has applied a class order issued by the Australian Securities Commission dated 22 June 1994 which provides relief from compliance with the disclosure requirements of AASB 1017: "Related Party Disclosures" relating to directors remuneration and retirement benefits. The above noted disclosures are made in compliance with Schedule 5 of the Corporations Regulations. Comparative information has been restated, where necessary, to comply with Schedule 5.

The directors believe that the provision of full details would be unreasonable.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  29


26       RELATED PARTIES

DIRECTORS

The names of persons who were directors at any time during the financial year are as follows: SR Grant; PH Cary; WJ Agee; CR Colbourne; JH Dowell; RM King; AM McConnell; JD Trevenen; AW Young; TF Kealey; TWG Morgan; JD Trevenen (alternate for TF Kealey).

REMUNERATION AND RETIREMENT BENEFITS

Information on remuneration of directors, amounts paid to superannuation funds in connection with the retirement of directors and service agreements with directors is disclosed in note 25 in accordance with schedule 5 of the Corporations Regulations. The economic entity has applied Australian Securities Commission class order 94/947 which provides relief from compliance with paragraphs 11 to 18 of Accounting Standard AASB 1017.

LOANS TO DIRECTORS AND DIRECTOR RELATED ENTITIES

Loan to a company in which Mr Anggara Suryawan, a director of a controlled entity has a relevant interest.

                                                                    CONSOLIDATED
                                                                 1995          1994
                                                                $'000         $'000

Advanced and outstanding                                          42           41



The loan is secured by a pledge of shares, is interest free and has no fixed terms of repayment.

OTHER TRANSACTIONS OF DIRECTORS AND DIRECTOR RELATED ENTITIES

1. A director, AW Young, is a partner in the firm of Chapman Tripp Sheffield Young, solicitors. The firm has provided legal services to McConnell Dowell Corporation Limited and certain controlled entities for several years on normal commercial terms and conditions.

2. A director of an entity within the economic entity, Abdul Mohsen Al-Mousheghah, rents office space to the entity on normal commercial terms and conditions.

3. A director of an entity within the economic entity, Pg Hjh Khahijah Pg Data Paduka Seri Laila Jasa Hj Mohd Sepiuddin, rents office space to the entity, and provides consultancy and other services on normal commercial terms and conditions.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  30


26       RELATED PARTIES (CONT..)

4. A relation of a former director, the late Mr AM McConnell, has significant influence in companies which have provided marketing and consulting services to McConnell Dowell Corporation Limited and certain of its controlled entities on normal commercial terms and conditions. Aggregate amounts of each of the above types of other transactions with directors and their director controlled entities were as follows:

                                                                          CONSOLIDATED
                                                                         1995       1994
                                                                        $'000      $'000

1.  Legal fees                                                           340        722
2.  Rent of office space                                                  25         25
3.  Rent of office space and consultancy                                  32
4.  Marketing and consulting services                                     82        271
Aggregate amounts payable to directors and their director related entities at balance date:
Current Liabilities                                                       91        163



WHOLLY OWNED GROUP

Details of interests in wholly controlled entities are set out in note 21. Transactions between the company and related parties in the wholly owned group during the years ended 30 June 1995 and 30 June 1994 consisted of:

(a) loans advanced to and from the company. Interest, where payable was at normal commercial rates. Most loans do not have fixed repayment terms;

(b)      payment of dividends to the company;

(c)      purchase of plant and equipment at market value;

(d)      transfer of group tax losses without consideration;

(e)      allocation of management fees at cost; and

(f) provision of guarantees and bonding facilities on normal commercial terms.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  31


26       RELATED PARTIES (CONT..)

                                                                                           CONSOLIDATED
                                                                                        1995          1994
                                                                                       $'000         $'000


Aggregate amounts included in the determination of operating profit (loss) and extraordinary items and other amounts brought to account that resulted from transactions with each class of other related parties were as follows:
CONTROLLING ENTITY
 Guarantee fee expense                                                                   186          1,225
 Recharge of sundry expense                                                                0            120
 Purchase of motor vehicle                                                                 0             65
 Provision for North Pacific Warranties                                                    0          3,712
The controlling entity (Morrison Knudsen Corporation) has provided financial support which included guarantees of banking facilities for general operations and special offshore projects
ASSOCIATED COMPANIES
 Management fee income                                                                    35             35
 Interest income                                                                          37              0
Net advances to/(from):
 McConnell Dowell Middle East Ltd                                                      2,275          1,796
 Krisi-Macdow Sdn Bhd                                                                 (1,815)           938
 Other                                                                                  (151)            (2)
                                                                                      ------         ------
                                                                                         309          2,736
                                                                                      ------         ------

Net purchase of fixed assets from:

 McConnell Dowell Middle East Ltd                                                          0          1,573
Net recharge of sundry expenses to:
 McConnell Dowell Middle East Ltd                                                        159            935
 Other                                                                                   102             (2)
                                                                                      ------         ------
                                                                                         261            933
                                                                                      ------         ------

Services purchased                                                                        43             30

PARTNERSHIPS

Costs incurred by the economic entity recharged to:

 McConnell Dowell PII JV                                                               5,757          2,690
 MUC JV                                                                                  488            111
 McConnell Dowell/Obayashi JV                                                          1,600            994
 McConnell Dowell Spie Capag JV                                                           54            146
 McConnell Dowell/UDL JV                                                                 728              0
Sale of equipment to McConnell Dowell/Obayashi JV                                          0            328
Purchase of equipment from McConnell Dowell Spie Capag JV                                  0            451

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  32






26       RELATED PARTIES (CONT..)


                                                                                           CONSOLIDATED
                                                                                        1995           1994
                                                                                       $'000          $'000

TERMS AND CONDITIONS

Transactions referred to above were made on normal commercial terms and conditions, except that generally no interest is charged and there are no fixed terms for the repayment of loans between the various parties.

Aggregate amounts received from, and payable to, each class of other related parties at balance date were as follows:

Current receivables
 Partnerships                                                                             545          2,886
 Associated companies                                                                       0          5,850
  Provision for write down                                                                  0         (4,041)
                                                                                       ------         ------
                                                                                          545          4,695
                                                                                       ------         ------

Non current receivables

 Partnerships                                                                             363              0
 Associated companies                                                                   1,887            601
 Provision for write down                                                                (848)             0
                                                                                       ------         ------
                                                                                        1,402            601
                                                                                       ------         ------

Current payables

 Controlling entity                                                                       806          6,411
 Associated companies                                                                       8            316
                                                                                       ------         ------
                                                                                          814          6,727
                                                                                       ------         ------



CONTROLLING ENTITY

The controlling entity in the wholly owned group is McConnell Dowell Corporation Limited. The ultimate controlling entity is Morrison Knudsen Corporation (incorporated in Delaware USA) which at 30 June 1995 owned 62.8% (1994: 51.9%) of the issued ordinary shares of the company.

OWNERSHIP INTERESTS IN RELATED PARTIES

Interests held in the following classes of related parties are set out in the following notes:

(a)     controlled entities - note 21; and
(b)     associated companies - note 29.

PARTNERSHIPS

Revenue from, and investments in, partnerships are disclosed in note 32.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  33



27       AMOUNTS PAYABLE/RECEIVABLE IN FOREIGN CURRENCIES

                                                                                    CONSOLIDATED
                                                                                 1995           1994
                                                                                 $'000         $'000



The Australian dollar equivalent of amounts payable or receivable in foreign currencies, calculated at year end exchange rates are as follows:

AMOUNTS PAYABLE
CURRENT
 Fiji dollars                                                                       679           968
 Hong Kong dollars                                                                   87            75
 Indonesia rupiahs                                                                   50           854
 New Zealand dollars                                                             13,449        12,782
 Saudi Arabian riyals                                                               776        11,121
 Singapore dollars                                                               26,721        28,183
 Thailand baht                                                                    3,436         5,437
 United States dollars                                                            7,889         9,167
 Malaysian ringgits                                                               4,021           898
 Western Samoa tala                                                               1,354            96
 Other currencies                                                                   187           399
                                                                                 ------        ------
                                                                                 58,649        69,980
                                                                                 ------        ------

NON-CURRENT
 New Zealand dollars                                                                 61            75
 Malaysian ringgit                                                                  182             0
 Other currencies                                                                     0           104
                                                                                 ------        ------
                                                                                    243           179
                                                                                 ------        ------

AMOUNTS RECEIVABLE
CURRENT
 Fiji dollars                                                                       583           712
 Hong Kong dollars                                                                  607            45
 Indonesia rupiahs                                                                   44            29
 New Zealand dollars                                                              8,704         8,334
 Saudi Arabian riyals                                                             1,602         7,506
 Singapore dollars                                                               16,618        15,158
 Thailand baht                                                                    7,503        13,238
 United States dollars                                                            4,890        15,393
 Malaysian ringgits                                                               6,455           810
 Western Samoa tala                                                                 637           218
 Other currencies                                                                 1,413         1,859
                                                                                 ------        ------
                                                                                 49,056        63,302
                                                                                 ------        ------

NON-CURRENT
 New Zealand dollars                                                                 64            64
                                                                                 ------        ------
                                                                                     64            64
                                                                                 ------        ------

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  34






28       SEGMENT REPORTING


                                         OPERATING REVENUE                   OPERATING                     TOTAL ASSETS
                                                                          PROFIT/(LOSS) BEFORE
                                                                                 TAX

                                        1995           1994           1995              1994           1995            1994
                                       $'000           $'000          $'000             $'000         $'000           $'000

INDUSTRY SEGMENTS
Construction                           332,402        383,391         15,475            3,580         141,747        125,035
Discontinued operations*                28,131          1,071         12,569           (5,536)          9,228          9,847
                                       -------        -------        -------         --------         -------        -------
                                       360,533        384,462         28,044           (1,956)        150,975        134,882
                                       -------        -------        -------         --------         -------        -------
GEOGRAPHICAL SEGMENTS
Australia                              141,786         82,800          6,794            1,147          52,403         24,239
New Zealand and Pacific Islands         97,882        109,955         17,063           (6,397)         25,849         22,112
South East Asia                        120,643        148,669          4,847            4,048          70,534         76,652
Middle East                                222         43,038           (660)            (754)          2,189         11,879
                                       -------        -------        -------         --------         -------        -------
                                       360,533        384,462         28,044           (1,956)        150,975        134,882
                                       -------        -------        -------         --------         -------        -------


*        Discontinued operations include mainly property operations.

29       INVESTMENTS IN ASSOCIATED COMPANIES



NAME OF COMPANY                 PRINCIPAL             OWNERSHIP           CARRYING        EQUITY ACCOUNTED           DIVIDENDS
                                ACTIVITY              INTEREST              AMOUNT               AMOUNT         RECEIVED/RECEIVABLE
                                                  1995        1994      1995     1994       1995      1994      1995         1994
                                                    %            %      $'000    $'000      $'000     $'000     $'000        $'000


NON-CURRENT
Geothermal Energy NZ Ltd        Consulting          0           40        0        115          0      (266)        0        0
Electrix Asplundh Ltd           Construction       50           50        9          9        114        82         0        0
Krisi Macdow Sdn Bhd            Construction        0           40        0        143          0       143         0        0
Blue Mountains Tunnel           Financing          50           50        0          0          0         0         0        0
Co Pty Ltd
McConnell Dowell Middle         Construction       49           49        0          0        429     1,229         0        0
East Ltd
                                                                          -        ---        ---     -----         -        -
                                                                          9        267        543     1,188         0        0
                                                                          =        ===        ===     =====         =        =

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  35


29       INVESTMENTS IN ASSOCIATED COMPANIES (CONT..)



                                                     EQUITY ACCOUNTED
                                                          AMOUNT
                                                     1995         1994
                                                     $'000        $'000

RESERVES ATTRIBUTABLE TO ASSOCIATED COMPANIES
Share of operating profit after income tax           (768)       1,155
Less: Dividends received under and
receivable from associated companies                    0            0
                                                     ----         ----
                                                     (768)       1,155

Retained profits attributable to associated
companies at the beginning of the financial
year                                                  921         (234)
                                                     ----         ----

Less: Share of retained profits of associates
disposed of or liquidated                            (381)           0

Retained profits attributable to associated
companies at the end of the financial year            534          921
                                                     ----         ----

Share of associated companies asset
revaluation reserves not brought to account
in the consolidated accounts                            0            0
                                                     ----         ----

Total of associated companies reserves                534          921
                                                     ----         ----


30       STATEMENTS OF CASHFLOWS


                                                                                                CONSOLIDATED
                                                                                      1995       1994         1993
                                                                                     $'000       $'000        $'000

(i)     RECONCILIATION OF CASH

         For the purpose of the Statements of Cash Flows, cash includes cash on hand and at banks and call deposits net of outstanding bank overdrafts.
         Cash at the end of the financial year as shown in the statements of cash flows is reconciled to the related items in the balance sheets as follows:
         Cash at banks, on hand, and on deposit per balance sheet                    36,158       8,645       7,448
         Deduct bank overdrafts per balance sheet                                    17,689      25,656       7,396
         Deduct cash deposits secured and not available at call                       6,932           0           0
                                                                                     ------      ------       -----
                                                                                     11,537     (17,011)         52
                                                                                     ------      ------       -----

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  36




30       STATEMENTS OF CASHFLOWS (CONT...)



                                                                           CONSOLIDATED
                                                                  1995         1994          1993
                                                                 $'000        $'000         $'000


(ii)     STANDBY ARRANGEMENTS AND CREDIT FACILITIES, THAT
         ENTITIES IN THE ECONOMIC ENTITY HAVE ACCESS TO:

Total Facilities
 Bank Overdraft Facilities                                      18,650        33,180         9,866
 Bank loans and standby lines of credit                          1,000        21,820         6,515
                                                                ------        ------        ------
                                                                19,650        55,000        16,381
                                                                ------        ------        ------
Used at balance date
 Bank Overdraft Facilities                                      17,682        25,656         7,396
 Bank loans and standby lines of credit                          1,000         2,544         4,083
                                                                ------        ------        ------
                                                                18,682        28,200        11,479
                                                                ------        ------        ------
Unused at balance date
 Bank Overdraft Facilities                                         968         7,524         2,470
 Bank loans and standby lines of credit                              0        19,276         2,432
                                                                ------        ------        ------
                                                                   968        26,800         4,902
                                                                ------        ------        ------


Subject to continued satisfactory credit ratings the bank loans may be drawn down at any time. The Bank overdraft facilities may be drawn at any time and may be terminated without notice. Interest rates on all facilities are variable. Certain bank facilities have restrictions on their usage and are limited for use on specific projects.


(iii)    ACQUISITIONS AND DISPOSALS OF CONTROLLED ENTITIES

                                                                                        EFFECTIVE DATE OF
                                                                                             DISPOSAL

The following entities were disposed of during the year ended 30 June 1995

  McConnell Dowell Holdings Ltd - 100%                                                     1 July 1994
  Benjamin Developments Ltd - 100%                                                       23 January 1995

The following entity was disposed of during the year ended 30 June 1994

Hawkins Construction Ltd - 100%                                                           31 March 1994

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  37




30       STATEMENT OF CASHFLOWS (CONT..)

Details of the aggregate cash flows and consideration relating to these disposals and aggregate assets and liabilities at the date of disposals were as follows:


                                                                                   CONSOLIDATED
                                                                        1995           1994        1993
                                                                       $'000           $'000       $'000

Consideration
Cash                                                                   25,800           1,281         --
 Distribution of proceeds to other parties per prior agreement        (10,379)              0         --
 Proceeds not yet received as at 30 June                                 (416)              0         --
                                                                      -------         -------      -----
  Net proceeds received                                                15,005           1,281         --
Other                                                                  12,891               0         --
                                                                      -------         -------      -----
                                                                       27,896           1,281         --
                                                                      -------         -------      -----
Assets/liabilities disposed of:
Receivables                                                            12,891           8,521         --
Inventories                                                                 0             394         --
Property, plant and equipment                                               0           4,280         --
Creditors and borrowings                                                    0         (13,481)        --


Provisions                                                                  0            (287)        --
                                                                      -------         -------      -----
Net assets disposed of (excluding cash)                                12,891            (573)        --
Cash balances in entities disposed of                                       0           1,854         --
                                                                      -------         -------      -----
Net assets disposed of                                                 12,891           1,281         --
Consideration                                                          28,312           1,281         --
Costs of sale and other associated charges                             (1,694)           (287)        --
                                                                      -------         -------      -----
Profit/(loss) on disposal                                              13,727            (287)        --
                                                                      -------         -------      -----


No material acquisitions or disposals of controlled entities occurred for the year ended 30 June 1993.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  38






30       STATEMENTS OF CASHFLOWS (CONT..)

                                                                                 CONSOLIDATED
                                                                      1995           1994               1993
                                                                     $'000          $'000              $'000

(iv)     RECONCILIATION OF NET CASH FLOWS FROM OPERATING
         ACTIVITIES TO OPERATING PROFIT/(LOSS) AFTER TAX

Operating profit/(loss) after tax                                     25,448          (3,409)         (2,463)
Depreciation and amortisation                                          4,580           5,449           4,184
Provision for doubtful debts                                             556            (599)           (417)
Other provisions                                                          41             763          (1,132)
(Profit)/loss on disposal of controlled entity                       (15,416)            287               0
Loss on sale of non-current assets                                       211             528               0
Profit on sale of non-current assets                                    (323)           (452)           (508)
Write down of non-current assets                                           0               0           4,827
Net change in operating assets and liabilities net of effects of disposal of controlled entities
 Decrease (increase) in receivables                                   13,883         (11,981)        (17,125)
 Decrease (increase) in investments                                   (6,619)              0               0
 Decrease (increase) in inventories                                    7,922         (13,307)        (10,933)
 Decrease (increase) in other assets                                     425           1,740             622
 Increase (decrease) in creditors and borrowings                       3,564          20,174          20,288
 Decrease (increase) in future income tax benefit                        (49)           (155)            166
 Increase (decrease) in provision for deferred income tax                130             189             156
 Increase (decrease) in provision for income tax                        (391)            107             228
Other                                                                      0            (258)            628
                                                                     -------         -------         -------
Net cash inflow/(outflow) from operating activities                   33,962            (924)         (1,479)
                                                                     -------         -------         -------


31       EARNINGS PER SHARE

                                                                          CONSOLIDATED
                                                                       1995             1994
                                                                      CENTS            CENTS

BANK EARNINGS PER SHARE                                                64.8           (10.1)
Weighted average number of ordinary shares outstanding during
the year used in the calculation of basic earnings per share     39,751,778      36,572,646
DILUTED EARNINGS PER SHARE                                             64.8            (5.3)

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  39


31       EARNINGS PER SHARE

INFORMATION CONCERNING THE CLASSIFICATION OF SECURITIES

(a)      OPTIONS

         Options are considered to be potential ordinary shares and have been included in the determination of diluted earnings per share. The options have not been included in the determination of basic earnings per share. Details relating to the options are set out in note 18.

(b)      CLASS C CONVERTIBLE NOTES

         Class C convertible notes are considered to be potential ordinary shares and have been included in the determination of diluted earnings per share. The Class C convertible notes have not been included in the determination of basic earnings per share. Details relating to the class C convertible notes are set out in note 17.

32       INTERESTS IN BUSINESS UNDERTAKINGS

     NAME OF UNDERTAKING          PRINCIPAL     NATURE OF    INTEREST   CONTRIBUTION TO      AMOUNT OF          REVENUE
                                  ACTIVITY       INTEREST               OPERATING PROFIT    INVESTMENT        ATTRIBUTABLE
                                                            1995  1994   1995     1994     1995     1994     1995     1994
                                                               %   %    $'000    $'000    $'000    $'000    $'000    $'000

McConnell Dowell /Obayashi JV    Construction   Partnership   50   50    5,447    1,154    6,601    1,154    14,176   13,749
McConnell Dowell Spie Capag JV   Construction   Partnership   50   50        0     (146)       0       92         0       92
McConnell Dowell PII JV          Construction   Partnership   50   50   (4,658)  (1,419)       0        0     3,609    5,660
McConnell Dowell UDL JV          Construction   Partnership   50    0      384        0      420        0     3,458        0
MUC JV                           Construction   Partnership   50   50      941      876    1,089      828     5,242   12,352
                                                                        ------   ------    -----    -----    ------   ------
                                                                         2,114      465    8,110     2074    26,485   31,853



33       DIFFERENCES BETWEEN AUSTRALIAN AND US GENERALLY
         ACCEPTED ACCOUNTING PRINCIPLES

The accounting policies and accounting standards under which the financial statements of the Group are prepared are in accordance with Australian Generally Accepted Accounting Procedures (GAAP). The major differences between Australian GAAP and US GAAP are summarised below:

(a)      INCOME TAX

         The calculation of deferred tax assets and liabilities should be made using the appropriate tax rate at which the timing difference and losses are expected to be realised. Under Australian GAAP an announcement by the Federal Treasurer as to a change in the tax rate is sufficient for deferred taxes to be restated at the new tax rate. Under US GAAP, legislation has to be passed for the new rate to be used.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  40

33       DIFFERENCES BETWEEN AUSTRALIAN AND US GAAP (CONT...)

(b)      MINORITY INTERESTS

         Under US GAAP minority interests are not included as shareholders' funds and are deducted in determining the net assets of the company. Under Australian GAAP minority interests are included as part of shareholders' funds.

(c)      CASH FLOW

         Bank overdrafts are not considered to be part of the net cash equivalent and so changes in bank overdrafts (net) are included in cash flows financing activities under US GAAP. Under Australian GAAP bank overdrafts form part of the cash equivalents.

(d)      PRIOR PERIOD ADJUSTMENTS

         Adjustments are permitted under US GAAP to the previous year's financial statements where they relate to the correction of errors in the previous year. Retrospective adjustments to opening retained earnings are only permitted under Australian GAAP where they result from a change in accounting policy which was necessary in order to comply with a statutory requirement or a new accounting standard.

(e)      SEGMENT REPORTING

         US GAAP requires disclosure of the identity of any customer that represents 10% or more of total revenue and the amount of sales to that customer.

(f)      INTANGIBLE ASSETS

         Under US GAAP, intangible assets (other than goodwill) must be amortised over the estimated economic lives, which should not exceed 40 years. There is no specific requirement to amortise intangible asset, other than goodwill in Australia. The period of amortisation is to be over the period of expected benefit and is not to exceed 20 years. There is an overriding requirement that such assets are not carried at an amount in excess of their recoverable amount.

(g)      EQUITY ACCOUNTING

         The use of equity accounting for investments in associates in the main financial statements is not permitted but rather included as a supplementary note to the financial statements for Australian GAAP purposes. Under US GAAP the equity share in the results of associates (net of dividends received) forms part of the reported income and investment carrying value in the financial statements rather than supplementary information.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  41


34.      RECONCILIATION OF AUSTRALIAN GENERALLY ACCEPTED
         ACCOUNTING PRINCIPLES TO US GENERALLY ACCEPTED
         ACCOUNTING PRINCIPLES FOR PROFIT AND LOSS


Reconciliation of profit and loss for the year ended June 30, 1995.

                                                                                1995          1994           1994
                                                                               $'000         $'000          $'000

Profit and loss in accordance with Australian GAAP                             25,750         (7,412)         (5,022)
Less:  Adjustments                                                                  -              -               -
                                                                               ------         ------          ------
Profit and loss in accordance with US GAAP                                     25,750         (7,412)         (5,022)
                                                                               ======         ======          ======



Our review highlighted that there was no material differences in relation to income recognition between the two GAAP policies.

35.      RECONCILIATION OF AUSTRALIAN GENERALLY ACCEPTED
         ACCOUNTING PRINCIPLES TO US GENERALLY ACCEPTED
         ACCOUNTING PRINCIPLES FOR SHAREHOLDERS EQUITY

Reconciliation of Australian GAAP shareholder's equity to US GAAP as at June 30, 1995.

                                                                             1995        1994
                                                                            $'000       $'000

Shareholders Equity in accordance with                                      46,140      13,344
Australian GAAP
Less:  Outside Equity Interests                                               (315)       (616)
                                                                            ------      ------
Shareholders Equity in accordance with US GAAP                              45,825      12,728
                                                                            ======      ======

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES                  42





                         REPORT OF INDEPENDENT ACCOUNTS

We have audited the accompanying consolidated balance sheet of McConnell Dowell Corporation Limited and Controlled Entities as of June 30, 1995, and the related consolidated profit and loss accounts and cash flows for the year ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Australia, which are substantially similar to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McConnell Dowell Corporation Limited and Controlled Entities as of June 30, 1995, and the results of their respective operations and their respective cash flows for the year ended June 30, 1995, in conformity with generally accepted accounting principles in Australia.

Accounting principles generally accepted in Australia differ from those principles generally accepted in the United States to the extent described in
Note 33 in the consolidated financial statements.


/s/ Coopers & Lybrand
Coopers & Lybrand
Melbourne, Australia

May 1996.

                      McCONNELL DOWELL CORPORATION LIMITED
               INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                          AS AT MARCH 31,1996 AND 1995
                              (AUSTRALIAN DOLLARS)

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES
INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET, PAGE 1

As at March 31, 1996 and 1995 (Australian Dollars)

=========================================================================
                                                    1996            1995
- -------------------------------------------------------------------------
                                                    $000            $000
Current assets
   Cash at banks, on hand and on deposit         $  9,294        $ 50,132
   Receivables                                     55,033          51,095
   Investments                                     11,424          11,154
   Inventories                                     64,388          33,316
   Other                                           -                1,433
   ----------------------------------------------------------------------

   Total Current Assets                           140,139         147,130
   ----------------------------------------------------------------------

Non-current assets
   Investments                                      -               5,003
   Property, plant and equipment                   17,812          18,109
   Intangibles                                         63              86
   ----------------------------------------------------------------------

   Total non-current assets                        17,875          23,198
- -------------------------------------------------------------------------

Total assets                                     $158,014        $170,328
=========================================================================



See accompanying notes to the interim consolidated financial statements.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES
INTERIM UNAUDITED CONSOLIDATED BALANCE SHEET, PAGE 2

As at March 31, 1996 and 1995 (Australian Dollars)

===============================================================================
                                                               1996        1995
- -------------------------------------------------------------------------------
                                                              $000       $000
Current liabilities
   Creditors and borrowings                                $ 98,312    $119,707
   Provisions                                                 5,934       5,875
   ----------------------------------------------------------------------------

   Total current liabilities                                104,246     125,582
   ----------------------------------------------------------------------------

Non-current liabilities
   Creditors and borrowings                                   1,500       2,756
   Provisions                                                 4,267       2,150
   ----------------------------------------------------------------------------

   Total non-current liabilities                              5,767       4,906
- -------------------------------------------------------------------------------

Total liabilities                                           110,013     130,488
- -------------------------------------------------------------------------------

Shareholders' equity
   Share capital                                             20,787      20,787
   Shareholders' reserves                                     2,966       4,532
   Retained earnings                                         23,930      14,313
   ----------------------------------------------------------------------------

   Shareholders' equity attributable to members
   of McConnell Dowell Corporation Limited                   47,683      39,632
   ----------------------------------------------------------------------------

Outside equity interest in controlled entities
   Share capital                                                353         353
   Reserves                                                     202         150
   Retained earnings                                           (237)       (295)
   ----------------------------------------------------------------------------

   Total outside interest in controlled entities                318         208
- -------------------------------------------------------------------------------

Total shareholders' equity                                   48,001      39,840
- -------------------------------------------------------------------------------

Total liabilities and shareholders' equity                 $158,014    $170,328
===============================================================================


See accompanying notes to the interim consolidated financial statements.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES
INTERIM UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended March 31, 1996 and 1995 (Australian Dollars)

==============================================================================
                                                              1996        1995
- ------------------------------------------------------------------------------
                                                              $000        $000
                                                        (9 months)  (9 months)
Contract revenue                                          $248,011    $227,063

Cost of contracts                                          225,978     202,737
- ------------------------------------------------------------------------------

Gross margin                                                22,033      24,326

Other income (loss)
  Sundry income                                                304       2,466
  Foreign exchange gains (losses)                              397         (72)
  ----------------------------------------------------------------------------

                                                               701       2,394
- ------------------------------------------------------------------------------

Expenses
  Selling, general and administrative                       15,557      13,369
  Interest                                                     331       1,005
  ----------------------------------------------------------------------------

                                                            15,888      14,374
- ------------------------------------------------------------------------------

Earnings before income taxes                                 6,846      12,346

Income tax provisions                                        2,057       3,185
- ------------------------------------------------------------------------------

Operating profit after income tax                            4,789       9,161

Extraordinary items net of income tax                        -          11,491
- ------------------------------------------------------------------------------

Net income before minority interest                          4,789      20,652

Minority interest                                            -            (360)
- ------------------------------------------------------------------------------

Net income                                                   4,789      21,012

Retained earnings (deficit), beginning of period            19,141      (6,699)
- ------------------------------------------------------------------------------

Retained earnings, end of period                          $ 23,930    $ 14,313
==============================================================================



See accompanying notes to the interim consolidated financial statements.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES
INTERIM UNAUDITED CONSOLIDATED STATEMENT OF CASHFLOWS

Nine months ended March 31, 1996 and 1995 (Australian Dollars)


===================================================================================
                                                                 1996          1995
- -----------------------------------------------------------------------------------
                                                                 $000          $000
Cash flows from operating activities
     Receipts from customers                                $ 176,228     $ 239,886
     Payments to suppliers and employees                     (182,321)     (193,283)
     Interest received                                            527           871
     Interest and other costs of finance paid                    (429)       (1,521)
     Income taxes paid                                         (2,071)       (2,984)
     ------------------------------------------------------------------------------

     Net cash inflow (outflow) from operating activities       (8,066)       42,969
     ------------------------------------------------------------------------------

Cash flows from investing activities
  Proceeds from sale of property, plant and equipment             148           593
  Purchases of property, plant and equipment                   (2,709)       (4,162)
  Proceeds from sale of controlled entities                     -            15,005
  Loans to other entities                                       -            (5,810)
  Cash placed on deposit with other parties                     -            (6,805)
  Secured cash becoming available                               6,932         -
  Proceeds from sale of investments                             -                 9
  ---------------------------------------------------------------------------------

  Net cash inflow (outflow) from investing activities           4,371        (1,170)
  ---------------------------------------------------------------------------------

Cash flows from financing activities
  Proceeds from borrowings                                      -             -
  Repayment of borrowings                                      (9,568)         (961)
  ---------------------------------------------------------------------------------

  Net cash outflow from financing activities                  (9,568)          (961)
  ---------------------------------------------------------------------------------

Net increase (decrease) in cash held                         (13,263)        40,838
Cash and cash equivalents at the beginning of the period      11,537        (17,011)
- -----------------------------------------------------------------------------------

Cash and cash equivalents at the end of the period          $ (1,726)     $  23,827
===================================================================================

Cash and cash equivalents consists of:
- -----------------------------------------------------------------------------------

Cash at banks, on hand and on deposit                       $  9,294      $  50,132
Deduct cash deposits secured and not available at call         -             (6,805)
Bank indebtedness, unsecured                                 (11,020)       (19,500)
- -----------------------------------------------------------------------------------

                                                            $ (1,726)    $   23,827
===================================================================================




See accompanying notes to the interim consolidated financial statements.

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES
NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 1996 and 1995 (Australian Dollars)

================================================================================


Note 1

These interim consolidated financial statements have not been audited, however, they have been prepared on a basis generally consistent with the audited financial statements and in accordance with Australian generally accepted accounting practice.

Note 2

DIFFERENCES BETWEEN AUSTRALIAN AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The accounting policies and accounting standards under which the financial statements of the Group are prepared are in accordance with Australian Generally Accepted Procedures (GAAP).

RECONCILIATION OF AUSTRALIAN INCOME TO U.S. GAAP INCOME FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995

In management's opinion, there are no material differences in relation to income recognition between the two GAAP policies.

RECONCILIATION OF AUSTRALIAN GAAP SHAREHOLDER'S EQUITY TO U.S. GAAP AS AT MARCH 31, 1996 AND 1995

===============================================================================
                                                               1996        1995
- -------------------------------------------------------------------------------
                                                              $'000       $'000
Shareholders Equity in accordance with Australian GAAP      $48,001     $39,840

Less:  Outside Equity Interests                                (318)       (208)
- -------------------------------------------------------------------------------

Shareholders Equity in accordance with U.S. GAAP            $47,683     $39,632
===============================================================================

MCCONNELL DOWELL CORPORATION LIMITED AND CONTROLLED ENTITIES NOTES TO THE INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS, PAGE 2

March 31, 1996 and 1995 (Australian Dollars)
================================================================================
Note 3

EARNINGS PER SHARE

====================================================================================================
                                                                           Consolidated
                                                                                   1996         1995
- ----------------------------------------------------------------------------------------------------

Basic earnings per share (cents)                                                   11.6         53.0
Weighted average number of ordinary shares outstanding
during the year used in the calculation of basic earnings per share          41,574,298   38,991,027

Diluted Earnings per Share                                                         11.6         53.0
====================================================================================================

Note 4

Reconciliation of net cash flows from operating activities to operating profit
(loss) after tax

====================================================================================================
                                                                                  1996          1995
- ----------------------------------------------------------------------------------------------------
                                                                                 $'000         $'000

Operating profit (loss) after tax                                             $  4,789       $20,652

Depreciation and amortization                                                    3,562         3,435
Provision for doubtful debts                                                     -               556
Other provisions                                                                   457            41
(Profit) loss on disposal of controlled entity                                   -           (15,416)
Loss on sale of non-current assets                                               -               157
Profit on sale of non-current assets                                             -              (258)
Net change in operating assets and liabilities net of effects of disposal of controlled entities:
    Decrease (increase) in receivables                                           1,698        20,410
    Decrease (increase) in investments                                           5,205         2,761
    Decrease (increase) in inventories                                         (43,441)          547
    Decrease (increase) in other assets                                            936         1,188
    (Increase) decrease in creditors and borrowings                             18,140         9,273
    Decrease (increase) in future income tax benefits                            -              (226)
    (Increase) decrease in provision for deferred income tax                     -             -
    (Increase) decrease in provision for income tax                                588           107
    Other                                                                        -              (258)
- ----------------------------------------------------------------------------------------------------

Net cash inflow (outflow) from operating activities                           $ (8,066)     $ 42,969
====================================================================================================

            Unaudited Consolidated Pro Forma Statement of Operations

                                CEDAR GROUP, INC.

                          Year ended September 30, 1995

CEDAR GROUP, INC.
Unaudited Consolidated Pro Forma Statement of Operations


Year ended September 30, 1995                                                                 $US'000
=====================================================================================================

                                                      McConnell                             Pro Forma
                                          Cedar          Dowell                          Consolidated
                                     Group, Inc.    Corporation          Pro Forma              Cedar
                                        Audited       Unaudited        Adjustments         Group, Inc.
- ------------------------------------------------------------------------------------------------------
Sales                                  $155,750      $  215,709                               $371,459
Cost of sales                           139,407         192,371                                331,778
- ------------------------------------------------------------------------------------------------------

Gross profit                             16,343          23,338                                 39,681

Income from joint ventures                2,165             -                                    2,165
Selling, general
  and administration expenses           (15,433)        (13,928)           (6)(375)            (29,736)
Other income                              1,236           2,642                                  3,878
- ------------------------------------------------------------------------------------------------------
Income before interest and
  income taxes                            4,311          12,052               (375)             15,988

Interest income (expense)                  (406)             22          (3)(3,000)
                                                                         (5)(3,000)
                                                                        (11)   (79)             (6,463)
- ------------------------------------------------------------------------------------------------------

Income before income taxes
  and minority interest                   3,905          12,074             (6,454)              9,525
Income taxes                             (1,693)         (2,057)         (7) 2,453              (1,298)
- ------------------------------------------------------------------------------------------------------

Net income before
  minority interest                       2,212          10,016             (4,001)              8,227

Minority interest
  - Common shares                          (122)           (338)         (8)(2,208)
                                                                        (11)   224              (2,444)
  - Preferred shares                        (70)             -          (12)(1,449)             (1,519)
- ------------------------------------------------------------------------------------------------------

Net income                             $  2,020      $(10)9,678        $   (7,434)            $  4,264
======================================================================================================


Weighted average number of Common shares and common share equivalents:
- ------------------------------------------------------------------------------------------------------

Primary                              14,929,000                      (4) 5,680,418          20,609,418
Fully diluted                        17,688,000                      (4) 5,680,418
                                                                    (13)(2,107,633)      (9)20,260,785
======================================================================================================


Net income per Common share and common share equivalent
- ------------------------------------------------------------------------------------------------------
Primary                                   $0.14                                                  $0.28
Fully diluted                             $0.11                                                  $0.27
======================================================================================================

CEDAR GROUP, INC.
Notes to the Unaudited Consolidated Pro Forma Statement of Operations

Year ended September 30, 1995
================================================================================

This unaudited consolidated pro forma statement of operations is presented to reflect the March 29, 1996 purchase of 77.19% of McConnell Dowell Corporation Ltd. ("MDC") by Cedar Group, Inc. ("Cedar") as if the transaction had been consummated October 1, 1994.

The unaudited consolidated pro forma statement of operations has been prepared by management of Cedar and should be read in conjunction with the historical consolidated financial statements of Cedar and the historical financial statements of MDC, which are included elsewhere in this form 8K/A. The unaudited consolidated pro forma statement of operations is based on certain assumptions and preliminary estimates which are subject to change. This statement does not purport to be indicative of the results of operations of Cedar that might have occurred, nor are they indicative of future results.

The pro forma presentation combines the Cedar results as reported in their audited financial statements for its year ended September 30, 1995 and the results for MDC for the twelve month period ended September 30, 1995. As MDC reports its financial results on a fiscal year end basis of June 30, 1995, the annual audited results have been adjusted to include the quarter ended September 30, 1995 and to exclude the quarter ended September 30, 1994.

There are no material differences in the computation of net income under Australian generally accepted accounting principles (GAAP) and U.S. GAAP.

1. Acquisition of 77.19% of MDC effective October 1,1994 for total cost of $US41.4 million. Acquisition financed by bank credit facility ($30 million) and issuance of additional Cedar Group (TCI) Ltd. ("Cedar TCI") Preferred shares ($13.8 million) convertible into Cedar Common shares.

2.   Financing fees of $3.0 deducted from proceeds of loan issuance.

3. Interest cost on credit facility commencing October 1,1994 calculated as follows: $US 30 Million * 12 months * 10% = $US 3.0 Million deducted from Pro Forma results to September 30, 1995.

4. Reflects the issuance of 5,680,418 shares of Common Stock upon conversion of certain outstanding shares of Preferred Stock Cedar Group (TCI) Inc. LLC. (The "TCI Preferred Shares") based upon an assumed conversion price of U.S.$4.25 per share. The TCI Preferred Shares were issued in a private transaction with institutional investors to finance a portion of the purchase price of MDC and are convertible into Cedar Common Stock at an discount from the trading price of the Common Stock on the five trading days prior to conversion. Cedar is engaged in discussions with the investors regarding the terms of the TCI Preferred Shares, and has reached preliminary agreement with certain of the investors to amend the terms of the TCI Preferred Shares to provide a minimum conversion price of U.S.$4.25. However, unless a definitive agreement to this effect can be reached the number of shares of Cedar Common Stock to be issued will fluctuate with the trading price of Cedar Common Stock.

5. Amortization of financing fees ($3 Million) over one year charged to interest expense commencing October 1, 1994.

6. Amortization of purchased goodwill ($15.0 Million based on March 31, 1996 book value), amortized over 40 years, charged to S.G.&A. expense commencing October 1,1994.

CEDAR GROUP, INC.
Notes to the Unaudited Consolidated Pro Forma Statement of Operations

Year ended September 30, 1995
================================================================================

7. Tax effect of above-mentioned interest and issuance costs recorded at Cedar statutory rate of 38%.

8. Minority interest in MDC income at 22.81% commencing October 1, 1994. Previously reported minority interest in MDC earnings related to outside interests in MDC operating subsidiaries which survive the Cedar acquisition of MDC.

9. Cedar fully diluted E.P.S. calculated based on September 30, 1995 share structure, adjusted for Cedar TCI shares (See Note 4) and purchase of Dominion Bridge preferred Class A shares (see Note 13).

10. MDC results for twelve months ended September 30, 1995 exclude abnormal items relating to non-recurring gains on real estate settlement (Tasman Properties - $U.S. 9.45 Million after tax).

11. Second step acquisition of remaining 25% of Steen Contractors Limited ("Steen") given effect as if purchase was made October 1,1994. Acquisition was funded by Steen cash, therefore foregone interest income (at 5%) on purchase price ($1,571) charged to annualized net income. This charge is offset by elimination of the minority interest in Steen's income.

12. A 6% preferred dividend on face value of $24,141,776 of Cedar TCI shares is accrued commencing October 1, 1994 in computing net income to common shareholders. This preferred dividend is added back to net income in computing earnings per share as the Cedar TCI shares are considered common share equivalents.

13. Proceeds of original Cedar TCI preferred shares were partially used to repurchase Class A convertible preferred shares of Dominion Bridge, Inc. The repurchase of the Class A convertible preferred shares eliminated a potential dilution of 2,107,633 Cedar Group common shares.

            Unaudited Consolidated Pro Forma Statement of Operations

                                CEDAR GROUP, INC.

                         Six months ended March 31, 1996

CEDAR GROUP, INC.
Unaudited Consolidated Pro Forma Statement of Operations


Six months ended March 31, 1996                                                                       $US'000
=============================================================================================================
                                                          McConnell                                 Pro Forma
                                         Cedar               Dowell                              Consolidated
                                   Group, Inc.          Corporation           Pro Forma                 Cedar
                                     Unaudited            Unaudited         Adjustments           Group, Inc.
- -------------------------------------------------------------------------------------------------------------
Sales                                 $104,958           $  147,535                                  $252,493
Cost of sales                           89,525              135,588                                   225,113
- -------------------------------------------------------------------------------------------------------------

Gross profit                           15,433                11,947                                    27,380

Income from joint ventures                732                   -                                         732
Selling, general
  and administration expenses          (9,350)               (8,756)          (6)  (188)              (18,294)
Other income                              234                   339                                       593
- -------------------------------------------------------------------------------------------------------------
Income before interest and
  income taxes                          7,049                 3,530                (188)               10,391

Interest income (expense)                  43                  (158)          (3)(1,500)
                                                                              (5)(1,500)
                                                                             (11)   (39)               (3,154)
- -------------------------------------------------------------------------------------------------------------

Income before income taxes
  and minority interest                 7,092                 3,372              (3,227)                7,237
Income taxes                           (2,717)               (1,106)          (7) 1,226                (2,597)
- -------------------------------------------------------------------------------------------------------------

Net income before
  minority interest                     4,375                 2,266              (2,001)                4,640

Minority interest
  - Common shares                         (11)                  -             (8)  (517)                 (528)
  - Preferred shares                     (205)                  -            (12)  (520)                 (725)
- -------------------------------------------------------------------------------------------------------------

Net income                            $ 4,159            $(10)2,266         $    (3,038)             $  3,387
=============================================================================================================


Weighted average number of Common shares and Common share equivalents:

- -------------------------------------------------------------------------------------------------------------
Primary                            16,320,488                              (4)5,680,418            22,000,906
Fully diluted                      17,334,599                              (4)5,680,418         (9)23,015,017
=============================================================================================================


Net income per Common share and Common share equivalent

- -------------------------------------------------------------------------------------------------------------
Primary                                $0.22                                                            $0.19
Fully diluted                          $0.22                                                            $0.18
=============================================================================================================

CEDAR GROUP, INC.
Notes to the Unaudited Consolidated Pro Forma Statement of Operations

Six months ended March 31, 1996
================================================================================

This unaudited consolidated pro forma statement of operations is presented to reflect the March 29, 1996 purchase of 77.19% of McConnell Dowell Corporation Ltd. ("MDC") by Cedar Group, Inc. ("Cedar") as if the transaction had been consummated October 1, 1995.

The unaudited consolidated pro forma statement of operations has been prepared by management of Cedar and should be read in conjunction with the historical consolidated financial statements of Cedar and the historical financial statements of MDC, which are included elsewhere in this form 8K/A. The unaudited consolidated pro forma statement of operations is based on certain assumptions and preliminary estimates which are subject to change. This statement does not purport to be indicative of the results of operations of Cedar that might have occurred, nor are they indicative of future results.

The pro forma presentation combines the Cedar results as reported in their unaudited financial statements for its six months ended March 31, 1996 and the unaudited results for MDC for the six month period ended March 31, 1996.

There are no material differences in the computation of net income under Australian generally accepted accounting principles (GAAP) and U.S. GAAP.

1. Acquisition of 77.19% of MDC effective October 1,1995 for total cost of $US41.4 million. Acquisition financed by bank credit facility ($30 million) and issuance of additional Cedar Group (TCI) Ltd. ("Cedar TCI") Preferred shares ($13.8 million) convertible into Cedar Common shares.

2.   Financing fees of $3.0 deducted from proceeds of loan issuance.

3. Interest cost on credit facility commencing October 1,1995 calculated as follows: $US 30 Million * 6 months * 10% = $US 1.5 Million deducted from Pro Forma results to March 31, 1996.

4. Reflects the issuance of 5,680,418 shares of Common Stock upon conversion of certain outstanding shares of Preferred Stock Cedar Group (TCI) Inc. LLC. (The "TCI Preferred Shares") based upon an assumed conversion price of U.S.$4.25 per share. The TCI Preferred Shares were issued in a private transaction with institutional investors to finance a portion of the purchase price of MDC and are convertible into Cedar Common Stock at an discount from the trading price of the Common Stock on the five trading days prior to conversion. Cedar is engaged in discussions with the investors regarding the terms of the TCI Preferred Shares, and has reached preliminary agreement with certain of the investors to amend the terms of the TCI Preferred Shares to provide a minimum conversion price of U.S.$4.25. However, unless a definitive agreement to this effect can be reached the number of shares of Cedar Common Stock to be issued will fluctuate with the trading price of Cedar Common Stock.

5. Amortization of financing fees ($3 Million) over one year charged to interest expense commencing October 1, 1995.

6. Amortization of purchased goodwill ($15.0 Million based on March 31, 1996 book value), amortized over 40 years, charged to S.G.&A. expense commencing October 1,1995.

7. Tax effect of above-mentioned interest and issuance costs recorded at Cedar statutory rate of 38%.

CEDAR GROUP, INC.
Notes to the Unaudited Consolidated Pro Forma Statement of Operations

Six months ended March 31, 1996
================================================================================

8.   Minority interest in MDC income at 22.81% commencing October 1, 1995.

9. Cedar fully diluted E.P.S. calculated based on March 31, 1996 share structure, adjusted for Cedar TCI shares (See Note 4) and purchase of Dominion Bridge preferred Class A shares (see Note 13).

10. MDC results for six months ended March 31, 1996 exclude any abnormal items relating to non-recurring gains or losses.

11. Second step acquisition of remaining 25% of Steen Contractors Limited ("Steen") given effect as if purchase was made October 1,1995. Acquisition was funded by Steen cash, therefore foregone interest income (at 5%) on purchase price ($1,571) charged to six months of net income. The negotiated settlement of the outstanding balance of the 25% minority interest resulted in no charges to net income for minority interest in Steen's income for the results as reported for the six months ended March 31, 1996.

12. The actual dividend accrued to March 31, 1996 is reversed and the full 6% preferred dividend on face value of $24,141,776 of Cedar TCI shares is accrued commencing October 1, 1994 in computing net income to common shareholders. This preferred dividend is added back to net income in computing earnings per share as the Cedar TCI shares are considered common share equivalents.

13. Proceeds of original Cedar TCI preferred shares were partially used to repurchase Class A convertible preferred shares of Dominion Bridge, Inc. The repurchase of the Class A convertible preferred shares eliminated a potential dilution of 2,107,633 Cedar Group common shares. The impact of this purchase was given effect in the March 31, 1996 Cedar results so no further Pro Forma adjustment is required for the six month period.